[ICON](REGISTERED)



   MODIFICATION TO AGREEMENT TO ACQUIRE NORTH AMERICAN VACCINE BEING DISCUSSED


      Columbia, Maryland - March 16, 2000, North American Vaccine (AMEX: NVX) announced today that is has advised Baxter International Inc. that, while NVX expects to substantially satisfy its conditions to closing, NVX will not satisfy certain conditions to closing otherwise required to be satisfied by April 1, 2000 under the Share Exchange Agreement between the parties. Baxter has advised NVX that it will not close on the acquisition transaction for NVX under the current terms of the Share Exchange Agreement unless all conditions to closing are satisfied in the time frame specified. Based upon this concern and other developments of concern to Baxter, Baxter has proposed that the parties modify the Share Exchange Agreement. The parties have begun discussions. There can be no assurances as to whether NVX and Baxter will reach an agreement with respect to a mutually acceptable modification to the Share Exchange Agreement or as to the timing of any such agreement. Under the existing Share Exchange Agreement, Baxter had agreed to acquire NVX in an arrangement under Canadian law in exchange for $7.00 per share of NVX common and preferred stock payable in stock of Baxter and cash.

      North American Vaccine, Inc. is engaged in the research, development, production and sales of vaccines for the prevention of human infectious diseases. North American Vaccine news releases are available on the Company's web site at http://www.nava.com.

      THIS PRESS RELEASE CONTAINS CERTAIN FORWARD LOOKING STATEMENTS, WHICH ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING PROSPECTS FOR MEETING TERMS OF THE SHARE EXCHANGE AGREEMENT WITH BAXTER, DISCUSSIONS ON MODIFYING THE SHARE EXCHANGE AGREEMENT AND PROSPECTS FOR COMPLETING DISCUSSIONS WITH BAXTER. INVESTORS ARE CAUTIONED THAT FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S BUSINESS AND PROSPECTS, INCLUDING DEVELOPING MUTUALLY ACCEPTABLE MODIFICATIONS TO THE SHARE EXCHANGE AGREEMENT WITH BAXTER, SUCCESSFULLY COMPLETING ANY CONTEMPLATED TRANSACTION, AND ALL AS DISCUSSED IN THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K.